UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) February 18, 2005

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2005, a wholly-owned subsidiary of NRG Energy, Inc., NRG Power Marketing Inc., or PMI, entered into a commitment to lease from General Electric Railcar Services Corporation, or GE, 1,500 railcars valued at $94.4 million. Upon the satisfaction of certain conditions, PMI and GE will enter into individual leases for sets of railcars (of not more than 130 railcars per set) as the railcars become available for delivery from the manufacturer. A lease for the initial set of 120 railcars commenced on February 18, 2005. GE’s commitment to lease the railcars to PMI only applies to railcars which are delivered and accepted from the railcar manufacturer by September 30, 2005. Each individual railcar lease commences on the date of delivery of the applicable set of cars covered by the lease and terminates on September 30, 2015. PMI will be obligated to make lease payments totaling $8.4 annually for ten years subject to certain conditions as described above and to escalation adjustments for increases in production costs, changes in interest rates and changes in tax laws. PMI has the right to renew the leases of the 1500 cars at fair market value for a term to be agreed upon by the parties and the right to terminate the leases for all cars on September 30, 2010 upon delivery of a required prior notice to GE at a base price of $4,850 per car, which is subject to the same one-time escalation adjustment as the monthly base rent. PMI also has the right to sublease under certain conditions. PMI’s obligations under the lease are backed by a corporate guarantee of NRG Energy, Inc. PMI previously entered into a contract to purchase 1540 railcars from a railcar manufacturer. PMI has assigned certain of its rights and obligations for 1500 railcars under that purchase contract to GE. Accordingly, the railcars which PMI leases from GE under the arrangement described above will be purchased by GE from the manufacturer in lieu of PMI purchasing the cars from the manufacturer.

Item 2.03 Direct Financial Obligation

See the disclosure under Item 1.01 of this Current Report on Form 8-K.

Certain statements included in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include the entry into individual leases for sets of railcars as they become available if certain conditions are satisfied. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct. Factors that could cause the results to differ materially from those contemplated in the forward-looking statements include, among others, the possibility that certain conditions will not be satisfied to allow for the entry into additional leases of railcars as contemplated in the agreements.

The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect our future results, review our filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President, Secretary and General Counsel

Dated: February 24, 2005